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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

TELEWEST GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)
160 Great Portland Street London W1W 5QA, United Kingdom

(Address of principal executive offices) (zip code)
Registrant's telephone number, including area code: +44-20-7299-5000

Item 2.02    Results of Operations and Financial Condition

1.     Press Release

        On March 22, 2005 Telewest Global, Inc. ("Telewest") issued a press release announcing US GAAP results for the three months and year ended December 31, 2004.

        Substantially all of the assets of Telewest Communications plc were transferred to Telewest UK Limited, a wholly owned subsidiary of Telewest on July 14, 2004 in connection with Telewest Communications plc's financial restructuring. During the six months ended June 30, 2004, Telewest had no significant assets and no operations.

        Telewest's annual results, including a discussion of how the presentation of the results differs from the presentation of the historical results of Telewest Communications plc and its subsidiaries are included in its annual report on Form 10-K, also filed with the U.S. Securities and Exchange Commission today.

        A copy of the press release is attached hereto as Exhibit 99.1.

2.     Reconciliation of Non-GAAP Measures in March 22, 2005 Conference Call

        On March 22, 2005, Telewest will host a conference call to discuss its results for the three months and year ended December 31, 2004. On the conference call certain non-GAAP financial measures are expected to be discussed. A reconciliation of one of those measures to the nearest comparable GAAP measure and discussion of that measure can be found below. Reconcilations and discussion of the other non-GAAP measures appear in Telewest's earnings release attached as Exhibit 99.1 hereto.

(a)
Content Segment Share of Adjusted EBITDA:

Year ended December 31, 2004

	Content segment(1)	UKTV affiliates	Sit Up affiliate	Combined Companies Total affiliates	Content Segment Share of Adjusted EBITDA
	£m	£m	£m	£m	£m
Share of net income/(loss) of affiliates	N/A	14	2	16
Add:
Share of affiliates tax	N/A	3	1	4
Share of affiliates interest	N/A	9	—	9
Share of affiliates depreciation and amortization	N/A	2	1	3

Adjusted EBITDA(2)	19	28	4	32	51

(1)
Shown before elimination of inter-segment revenue from Cable.

(2)
The Content Segment Share of Adjusted EBITDA is only indicative and not reported as such within our financial statements.

Year ended December 31, 2003

	Content segment(1)	UKTV affiliates	Sit Up affiliate	Predecessor Company Total affiliates	Content Segment Share of Adjusted EBITDA
	£m	£m	£m	£m	£m
Share of net income/(loss) of affiliates	N/A	2	(1)	1
Add:
Share of affiliates tax	N/A	4	—	4
Share of affiliates interest	N/A	9	—	9
Share of affiliates depreciation and amortization	N/A	3	1	4

Adjusted EBITDA(2)	15	18	0	18	33

(1)
Shown before elimination of inter-segment revenue from Cable.

(2)
The Content Segment Share of Adjusted EBITDA is only indicative and not reported as such within our financial statements.

        Telewest's primary measure of income or loss for each of its segments is Adjusted EBITDA. However, the portion of the business of Telewest's content segment attributable to non-consolidated entities is not reflected in content segment Adjusted EBITDA. Telewest's share of the results of UKTV (a group of joint ventures with the BBC, of which Telewest indirectly owns 50% of the equity and 100% of a £184 million loan), Sit-Up Limited (a private company in which Telewest owns approximately 30% of the equity) and other smaller and less significant affiliates are excluded from the Adjusted EBITDA calculation, and are presented as Share of Net Income/(Losses) of Affiliates in accordance with GAAP. Management for some purposes views and assesses the performance of the content segment, including UKTV and Sit-Up, as a whole. Accordingly, management believes that the use of Content Segment Share of Adjusted EBITDA provides useful supplemental information for management and investors in determining the income generating capacity of the content business as a whole.

        Content Segment Share of Adjusted EBITDA is not a financial measure recognized under GAAP. The measure is calculated as content segment Adjusted EBITDA plus Share of Net Income/(Losses) of affiliates before share of affiliates: interest, taxes, depreciation and amortization. Management believes Content Segment Share of Adjusted EBITDA is helpful for understanding the aggregate performance of the content segment, and that it provides useful supplemental information to investors. In particular, this non GAAP financial measure reflects an additional way of viewing aspects of content segment operating performance that, when viewed with its GAAP results and the related reconciliations, provide a more complete understanding of factors and trends affecting the business. Because non GAAP financial measures are not standardized, it may not be possible to compare Content Segment Share of Adjusted EBITDA with other companies' non GAAP financial measures that have the same or similar names. The presentation of this supplemental information is not meant to be considered in isolation or as a substitute for net cash provided by operating activities, operating income/(loss), net income/(loss), or other measures of financial performance reported in accordance with GAAP.

        Content Segment Share of Adjusted EBITDA is not intended to suggest and should not be construed as suggesting that Telewest's management controls or directs the operations of UKTV and Sit Up or that a consolidated presentation of the results of those entities with those of Telewest is otherwise appropriate under GAAP.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of Telewest Global, Inc., dated March 22, 2005 announcing US GAAP results for the three months and year ended December 31, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEWEST GLOBAL, INC.
Dated: March 22, 2005	By:	/s/ Clive Burns Name: Clive Burns Title: Company Secretary

EXHIBIT INDEX

Exhibit
99.1	Press release of Telewest Global, Inc., dated March 22, 2005 announcing US GAAP results for the three months and year ended December 31, 2004.

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  Item 2.02 Results of Operations and Financial Condition
  Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX